Exhibit 10.3

AMENDMENT NO. 1 TO
LICENSE AGREEMENT

This Amendment No. 1 to the License Agreement between MedImmune Limited and Aridis Pharmaceutitcals, Inc. (the “Amendment”) is entered into as 09 August 2021 (the “Amendment Effective Date”), by and between:

(1)	MedImmune Limited, a company incorporated in England under No. 2451177 whose registered office is at Milstein Building, Granta Park, Cambridge, CB21 6GH

(“MedImmue”); and

(2)	Aridis Phramaceuticals, Inc., a Delaware corporation located at 983 University Avenue, Building B, Los Gatos, California 95032 (“Licensee”).

AstraZeneca and Aridis may be referred to herein individually as a “Party” and collectively as the “Parties”.

A.	AstraZeneca and Licensee entered into a License Agreement dated 12 July 2021 (the “Agreement”); and
B.	The Parties desire to amend the Agreement to amend, modify or restate certain terms and conditions of the Agreement and to make such other changes as are set forth herein.

Agreement

In consideration of the promises and of the mutual covenants and agreements set forth, the Parties agree as follows:

1.	Definitions. All defined terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Agreement.
2.	Upfront Cash Payment. Section 4.1 of the Agreement shall be amended, replaced and restated in its entirety to read as follows:

“Upfront Cash Payment. Licensee shall pay to MedImmune a nonrefundable and noncreditable upfront amount equal to five (5) million Dollars ($5,000,000) upon the earlier to occur of (i) a registered direct offering (or other financing) under which Licensee obtains Third Party funding or (ii) 31 December 2021. Licensee shall notify MedImmune no later than 10 days prior to the earliest to occur corresponding date in (i) or (ii) above and MedImmune shall issue an invoice to Licensee as soon as possible after such notification which invoice shall become due and payable by Licensee upon the earliest to occur event in (i) or (ii) hereof.”

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4.	Full Force and Effect. Except as set forth in this Amendment, in all other respects the Agreement remains in full force and effect.
5.	Modifications. This Amendment may only be modified by a written document, signed by both Parties.
6.

Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which will together be deemed to constitute one agreement. The Parties agree that the execution of this Amendment by industry standard electronic signature software and/or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Amendment, each Party hereby waives any right to raise any defense or waiver based upon execution of this Amendment by means of such electronic signatures or maintenance of the executed agreement electronically.

Execution

THIS AMENDMENT IS EXECUTED by the authorised representatives of the Parties as of the Amendment Effective Date first written above.

SIGNED for and on behalf of		SIGNED for and on behalf of

MedImmune Limited		Aridis Pharmaceuticals, Inc.

/s/ Adam McArthur		/s/ Vu L. Truong
Signature		Signature
Name:	Adam McArthur	Name:	Vu L. Truong
Title:	Authorised Signatory	Title:	Chief Executive Officer

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